UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 21, 2014

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously announced on January 14, 2014 that the Company entered into a Membership Interests Purchase Agreement to acquire LCP Oregon Holdings, LLC (“LCP Oregon”) from Lightfoot Capital Partners, LP and Lightfoot Capital Partners GP LLC (collectively, “Lightfoot”), that would make LCP Oregon a wholly-owned subsidiary of the Company.  On October 17, 2013, LCP Oregon, which at the time was a wholly-owned subsidiary of Lightfoot, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the current owner of a petroleum products terminal located in Portland, Oregon (the “Portland Terminal Facility”), to acquire the Portland Terminal Facility for a purchase price of $40 million.  The Company announced on January 14, 2014, that, upon and subject to the closing of the acquisition of the Portland Terminal Facility by LCP Oregon, we intend for LCP Oregon to enter into a fifteen-year triple net operating lease agreement (the “Lease”) relating to the use of the Portland Terminal Facility with Arc Terminals Holdings LLC (“Arc Terminals”), an indirect wholly-owned operating subsidiary of Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics”), and that  Arc Logistics will guaranty the obligations of Arc Terminals under the Lease.  The Company also announced that LCP Oregon will sell certain ancillary non-real property assets associated with the Portland Terminal Facility to Arc Terminals for a purchase price of $116,000 pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) (collectively, the series of transactions described in the preceding paragraph is the “Acquisition”).

The Company also previously announced on January 16, 2014, that we had entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”) relating to the offer and sale of up to 7,475,000 shares of the Company’s common stock, par value $0.001 per share (including 975,000 shares of common stock issuable to the Underwriters pursuant to an over-allotment option) at a price to the public of $6.50 per share (the “Offering”) to finance the Acquisition.

Item 1.01     Entry into a Material Definitive Agreement

Lease

On January 21, 2014, LCP Oregon entered into the Lease with Arc Logistics and all ancillary agreements thereto.  The Lease grants Arc Terminals substantially all authority to operate, and imposes on them the responsibility for the operation of, the Portland Terminal Facility.  The Lease provides LCP Oregon no control over the operation, maintenance, management, or legal compliance of the Portland Terminal Facility.  During the initial term, Arc Terminals will make base monthly rental payments (to be increased on the fifth anniversary by the change in the consumer price index for the prior five years, and every year thereafter by the greater of 2 percent or the change in the consumer price index) and variable rent payments based on the volume of liquid hydrocarbons that flowed through the Portland Terminal Facility in a prior month.   The base rent in the initial year of the Lease will be a minimum of approximately $230,000 per month through July 2014 (prorated for the partial month of January 2014) and approximately $417,522 for the month of August 2014 and each month thereafter.  The base rent is also expected to increase each month starting with the month of August at a rate of one-twelfth of 11.5% of the costs incurred by LCP Oregon at the Portland Terminal Facility for specified construction costs, estimated at $10 million.  Assuming such improvements are completed, the base rent will increase by approximately $96,000 per month. Variable rent will result from the flow of hydrocarbons through the Portland Terminal Facility in excess of a designated threshold of 12,500 barrels per day of oil equivalent. The base rent is not influenced by the flow of hydrocarbons.  Variable rent is capped at 30% of total rent, which would be the equivalent of the Portland Terminal Facility’s expected throughput capacity.

The foregoing summary of the Lease is only a brief description of certain terms thereof, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the full Lease, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Asset Purchase Agreement

On January 21, 2014, LCP Oregon entered into the Asset Purchase Agreement with Arc Logistics and all ancillary agreements thereto.  Under the Asset Purchase Agreement, LCP Oregon sold certain ancillary non-real property assets that were acquired under the Purchase Agreement to Arc Logistics for a purchase price of $116,000.

The foregoing summary of the terms of the Asset Purchase Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the full Asset Purchase Agreement, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets

On January 22, 2014, the Company issued a press release announcing the completion of the Acquisition. The information regarding the Acquisition set forth in the first paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.  We hold a direct investment in Lightfoot Capital Partners, LP (6.6 percent) and Lightfoot Capital Partners GP LLC (1.5 percent). Lightfoot’s assets include common units and subordinated units representing an approximately 40 percent aggregate limited partner interest, and a non-economic general partner interest, in Arc Logistics.  As previously announced, we acquired LCP Oregon from Lightfoot under the Membership Interests Purchase Agreement for nominal consideration plus reimbursement of approximately $1 million of amounts paid and expenses incurred by Lightfoot in connection with its due diligence for the acquisition of the Portland Terminal Facility.  The purchase price for the ancillary assets sold to Arc Logistics under the Asset Purchase Agreement was determined based on management’s estimates of current market values.

Item 7.01.     Regulation FD Disclosure.

On January 22, 2014, the Company issued a press release announcing the completion of the Offering. The information regarding the Offering set forth in the first paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.  That press release announcing the completion of the Acquisition and Offering  is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1 10.2
Lease, dated January 21, 2014, by and between LCP Oregon Holdings, LLC and Arc Terminals Holdings LLC

Asset Purchase Agreement, dated January 21, 2014, by and between LCP Oregon Holdings, LLC and Arc Terminals Holdings LLC

99.1	Press Release dated January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 22, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

10.1 10.2 99.1
Lease, dated January 21, 2014, by and between LCP Oregon Holdings, LLC and Arc Terminals Holdings LLC

Asset Purchase Agreement, dated January 21, 2014, by and between LCP Oregon Holdings, LLC and Arc Terminals Holdings LLC

Press Release dated January 22, 2014